Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli
Investor Relations
(918) 595-3027

BOK Financial Reports 2017 Fourth Quarter and Full Year Results
TULSA, Okla. (Wednesday, January 24, 2018) - BOK Financial Corporation reported net income of $334.6 million or $5.11 per diluted share for the year ended December 31, 2017. Net income for the year ended December 31, 2016 was $232.7 million or $3.53 per diluted share.
Net income for fourth quarter of 2017 totaled $72.5 million or $1.11 per diluted share compared to $85.6 million or $1.31 per diluted share for the third quarter of 2017 and $50.0 million or $0.76 per diluted share for the fourth quarter of 2016.

The Tax Cuts and Jobs Act ("the Act") signed into law on December 22, 2017 resulted in an $11.7 million or $0.18 per share reduction in net income for the fourth quarter. A decrease in the federal corporate tax rate from 35% to 21% required us to revalue deferred tax assets and liabilities. Provisions of the Act also limit the deductibility of certain other expenses.

Steven G. Bradshaw, president and chief executive officer, stated, “The fourth quarter wrapped up a very strong year for BOK Financial, in which we delivered our strongest earnings performance in the past five years. While we benefited from a healthy interest rate environment, the key to earnings leverage was maintaining expense discipline throughout the year. In addition, the benign credit environment combined with our strong underwriting minimized credit costs during the year. Finally, our wealth management business delivered record financial results in 2017 and surpassed $80 billion of assets under management and administration for the first time in company history, leading our diverse set of fee based businesses.”

Bradshaw continued, “Now that we have clarity on tax reform and healthcare, we believe the stage is set for stronger loan growth in 2018. In the fourth quarter our healthcare business grew at its strongest pace in over a year, and we are already seeing an increase in client loan demand in our commercial and industrial business. In addition, energy banking continues to benefit from the company’s long-term commitment to our energy borrowers, and our private banking division remains among our fastest-growing lending segments.”

“The write-down of our deferred tax asset was necessitated by expected lower future tax rates and negatively impacted fourth quarter earnings. However, we believe the passage of tax reform will be beneficial to economic growth across our footprint, drive increased loan demand in many of our businesses, and provide a material benefit to future profitability,” Bradshaw concluded.

Fourth Quarter 2017 Highlights

•
Net interest revenue totaled $216.9 million for the fourth quarter of 2017, compared to $218.5 million for the third quarter of 2017. Net interest margin was 2.97 percent, compared to 3.01 percent in the third quarter of 2017. Recoveries of foregone interest on nonaccruing loans added $4.7 million and 6 basis points to net interest margin in the third quarter. Average earning assets increased $122 million over the prior quarter.

•
Fees and commissions revenue totaled $168.2 million for the fourth quarter of 2017, compared to $173.5 million for the third quarter of 2017. Transaction card revenue decreased $3.3 million and other revenue decreased $1.9 million. Fiduciary and asset management revenue grew $1.1 million.

•
Operating expense was $264.0 million for the fourth quarter, a $1.9 million decrease compared to the prior quarter. Personnel costs decreased $2.6 million, partially offset by a $634 thousand increase in non-personnel expense.

•
The Company recorded a $7.0 million negative provision for credit losses in the fourth quarter, due to continued improvement in credit metric trends. No provision for credit losses was recorded in the third quarter of 2017. The company had net charge-offs of $11.7 million or 27 basis points of average loans on an annualized basis in the fourth quarter of 2017, compared to net charge-offs of $3.4 million or 8 basis points of average loans on annualized basis in the third quarter. For the full year, net charge-offs were $16.0 million or 9 basis points of average loans in 2017 and $34.8 million or 21 basis points of average loans in 2016.

•
The combined allowance for credit losses totaled $234 million or 1.37 percent of outstanding loans at December 31, 2017, compared to $253 million or 1.47 percent of outstanding loans at September 30, 2017.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $207 million or 1.22 percent of outstanding loans and repossessed assets at December 31, 2017 compared to $249 million or 1.46 percent of outstanding loans and repossessed assets at September 30, 2017. The decrease in nonperforming assets was primarily due to nonaccruing energy, other commercial and industrial and healthcare sector loans.

•
Average loan balances were largely unchanged compared to the previous quarter. Growth in residential mortgage and personal loans was offset by decreased commercial and commercial real estate loan balances. Period-end outstanding loan balances were $17.2 billion at December 31, 2017, a $53 million decrease compared to September 30, 2017.

•
Average deposits were largely unchanged compared to the previous quarter. Growth in interest-bearing transaction and demand deposit account balances was partially offset by a decrease in time deposits. Period end deposits increased $213 million over September 30, 2017 to $22.1 billion at December 31, 2017.

•
The common equity Tier 1 capital ratio was 11.95 percent at December 31. In addition, the Company's Tier 1 capital ratio was 11.95 percent, total capital ratio was 13.43 percent and leverage ratio was 9.31 percent. At September 30, 2017, the common equity Tier 1 capital ratio was 11.90 percent, the Tier 1 capital ratio was 11.90 percent, total capital ratio was 13.47 percent and leverage ratio was 9.30 percent.

•	The company repurchased 80,000 common shares at an average price of $92.54 per share during the fourth quarter of 2017. No shares were repurchased during the third quarter of 2017.

Tax Cuts and Jobs Act
Fourth quarter and full year 2017 earnings included an $11.7 million or $0.18 per diluted share charge as a result of the Tax Cuts and Jobs Act which was signed into law on December 22, 2017. The write-down of net deferred tax assets from a federal and state statutory tax rate of 38.9 percent to 25.5 percent totaled $9.5 million, including $6.4 million of deferred tax assets related to unrealized losses on available for sale securities. In addition, the charge included $2.2 million to write-off deferred tax assets related to the compensation of certain executive officers that will no longer be deductible.
We currently expect that the federal and state effective tax rate for 2018 will be between 22 percent and 23 percent, compared to 33.8 percent for 2017, excluding the tax effects of equity compensation arrangements and similar discrete items.
Net Interest Revenue
Net interest revenue was $216.9 million for the fourth quarter of 2017, a decrease of $1.6 million compared to the third quarter of 2017.
Net interest margin was 2.97 percent for the fourth quarter of 2017, compared to 3.01 percent for the third quarter of 2017. Recoveries of foregone interest primarily related to nonaccruing energy loans added $4.7 million to net interest revenue and 6 basis points to net interest margin for the third quarter. Excluding the impact of interest recoveries in the third quarter, the yield on average earning assets was 3.49 percent, a 5 basis point increase over the prior quarter and the yield on the loan portfolio increased 9 basis points to 4.29 percent. The yield on the available for sale securities portfolio increased 4 basis points to 2.21 percent. Funding costs were 0.79 percent, up 4 basis points. The cost of interest-bearing deposits increased 3 basis points to 0.48 percent as market pricing pressure remained relatively subdued. The cost of other borrowed funds was up 5 basis points to 1.28 percent.
Average earning assets increased $122 million during the fourth quarter of 2017. Fair value option securities held as an economic hedge of our mortgage servicing rights increased $108 million. Average trading securities balances increased $69 million. This growth was partially offset by a $76 million decrease in average loan balances primarily due to lower commercial and commercial real estate balances, partially offset by growth in residential mortgage and personal loans. Average interest-bearing deposits increased $14 million over the third quarter of 2017. The average balance of borrowed funds increased $124 million.

Fees and Commissions Revenue
Fees and commissions revenue totaled $168.2 million for the fourth quarter of 2017, a $5.3 million decrease compared to the third quarter of 2017.
Fiduciary and asset management revenue grew $1.1 million or 3 percent over the third quarter of 2017. Total assets under management or in custody totaled $81.8 billion, up 5 percent since September 30 due to a combination of net cash inflows and higher asset valuation.
Mortgage banking revenue totaled $24.4 million, unchanged from the previous quarter. Production volume was down 9 percent from the previous quarter due primarily to the effect of higher interest rates. The impact of decreased production volume on revenue was offset by improved pricing margin.
Transaction card revenue decreased $3.3 million compared to the third quarter of 2017 primarily due to a customer early termination fee received in the third quarter. Additionally, other revenue decreased $1.9 million primarily as a result of the sale of a consolidated merchant banking investment. Other expense also decreased as a result of the sale.
Operating Expenses
Total operating expenses were $264.0 million for the fourth quarter of 2017, a decrease of $1.9 million compared to the third quarter of 2017.
Personnel costs decreased $2.6 million compared to the previous quarter. Employee benefits expense decreased $1.8 million primarily due to lower pension costs. Regular salary expense decreased $798 thousand while incentive compensation expense remained relatively flat.
Non-personnel expense increased $634 thousand over the third quarter of 2017. Professional fees increased $3.1 million primarily due to project costs related to the new online account opening product. The fourth quarter also included a $2.0 million contribution to the BOKF Foundation. Net losses and operating expenses of repossessed assets decreased $5.7 million. A $4.7 million write-down of a set of oil and gas properties was recognized in the third quarter.

Loans, Deposits and Capital
Loans
Outstanding loans were $17.2 billion at December 31, 2017, a $53 million decrease compared to September 30. Decreased commercial and commercial real estate loan balances were partially offset by growth in residential mortgage and personal loans.
Outstanding commercial loan balances decreased $62 million compared to September 30, 2017. Wholesale/retail sector loan balances decreased $187 million and manufacturing sector loan balances decreased $23 million. Healthcare sector loans grew by $75 million over the prior quarter and energy sector loans were up $62 million over September 30, 2017.
Unfunded energy loan commitments grew by $182 million in the fourth quarter to $2.9 billion. All other unfunded commercial loan commitments totaled $4.8 billion at December 31, 2017, largely unchanged compared to September 30, 2017.
Commercial real estate loans decreased by $38 million compared to September 30, 2017 due primarily to continued pay-down activity as borrowers took advantage of favorable long-term rates and refinanced into the permanent market. Retail sector loans decreased by $34 million, multifamily residential loans decreased by $19 million and loans secured by industrial facilities decreased by $18 million. Loans secured by office buildings increased $35 million. Unfunded commercial real estate loan commitments totaled $1.2 billion at December 31, 2017, a $112 million increase over September 30, 2017.
Residential mortgage loans grew by $28 million and personal loans were up $19 million over the prior quarter.
Deposits
Period-end deposits totaled $22.1 billion at December 31, 2017, a $213 million increase over September 30, 2017. Interest-bearing transaction account balances grew by $225 million and demand deposit balances increased $58 million, partially offset by a $74 million decrease in time deposits. Among the lines of business, Commercial Banking deposits increased $220 million and Wealth Management deposits increased $163 million, partially offset by a $147 million decrease in Consumer Banking deposits.
Capital
The company's common equity Tier 1 capital ratio was 11.95 percent at December 31, 2017. In addition, the Company's Tier 1 capital ratio was 11.95 percent, total capital ratio was 13.43 percent and leverage ratio was 9.31 percent at December 31, 2017. At September 30, 2017, the Company's common equity Tier 1 capital ratio was 11.90 percent, Tier 1 capital ratio was 11.90 percent, total capital ratio was 13.47 percent and leverage ratio was 9.30 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 9.50 percent at December 31, 2017 and 9.23 percent at September 30, 2017. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The Company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes.

Credit Quality
Nonperforming assets totaled $290 million or 1.69 percent of outstanding loans and repossessed assets at December 31, 2017, down from $328 million or 1.90 percent of outstanding loans and repossessed assets at September 30, 2017. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $207 million or 1.22 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2017 and $249 million or 1.46 percent at September 30, 2017.
Nonaccruing loans totaled $188 million or 1.10 percent of outstanding loans at December 31, 2017, compared to $226 million or 1.31 percent of outstanding loans at September 30, 2017. New nonaccruing loans identified in the fourth quarter totaled $33 million, offset by $53 million in payments received, $14.7 million in charge-offs and $1.9 million in foreclosures and repossessions. At December 31, 2017, nonaccruing commercial loans totaled $137 million or 1.28 percent of outstanding commercial loans. Nonaccruing commercial real estate loans were only $2.9 million or 0.08 percent of outstanding commercial real estate loans. Nonaccruing residential mortgage loans not guaranteed by U.S. government agencies totaled $38 million or 2.15 percent of outstanding residential mortgage loans.
At December 31, 2017, approximately $51 million of nonaccruing loans required a specific allowance of $8.8 million. No specific allowance was necessary for the remaining $137 million of nonaccruing loans based on estimated cash flows or collateral value. At September 30, 2017, $90 million of nonaccruing loans required a specific allowance of $13 million and no specific allowance was necessary on the remaining $136 million of nonaccruing loans.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, decreased to $241 million at December 31, 2017 from $285 million at September 30, 2017. This decrease largely resulted from energy loans, partially offset by an increase in services and healthcare sector loans.
The company had net charge-offs of $11.7 million or 27 basis points of average loans on an annualized basis for the fourth quarter of 2017, compared to net charge-offs of $3.4 million or 8 basis points of average loans on annualized basis for the third quarter of 2017. Gross charge-offs totaled $14.7 million for the fourth quarter, compared to $5.8 million for the previous quarter. Recoveries totaled $3.1 million for the fourth quarter of 2017 and $2.4 million for the third quarter of 2017.
After evaluating all credit factors, including continued improvement in nonaccruing and potential problem loans, the company determined that a $7.0 million negative provision for credit losses was appropriate during the fourth quarter of 2017. No provision for credit losses was recorded in the third quarter of 2017.
The combined allowance for credit losses totaled $234 million or 1.37 percent of outstanding loans and 131 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies, at December 31, 2017. The allowance for loan losses was $231 million and the accrual for off-balance sheet credit losses was $3.7 million. At September 30, 2017, the combined allowance for credit losses was $253 million or 1.47 percent of outstanding loans and 117 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $248 million and the accrual for off-balance sheet credit losses was $5.4 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.3 billion at December 31, 2017 and $8.4 billion at September 30, 2017. At December 31, 2017, the available for sale portfolio consisted primarily of $5.3 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.8 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
The available for sale securities portfolio had a net unrealized loss of $47 million at December 31, 2017, compared to a net unrealized gain of $14 million at September 30, 2017. The increase in net unrealized loss was primarily due to an increase in interest rates during the fourth quarter.
The Company also maintains a portfolio of financial instruments consisting primarily of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts held as an economic hedge of the changes in the fair value of our mortgage servicing rights.
The net economic benefit of the changes in fair value of mortgage servicing rights and related economic hedges was $1.3 million during the fourth quarter of 2017, including a $5.9 million increase in the fair value of mortgage servicing rights, a $7.3 million decrease in the fair value of securities and derivative contracts held as an economic hedge and $2.7 million of related net interest revenue.
The fair value of mortgage servicing rights, net of economic hedge, increased by $1.0 million in the third quarter. The fair value of securities and interest rate derivative contracts held as an economic hedge of mortgage servicing rights increased by $1.7 million. Related net interest revenue was $2.5 million during the third quarter of 2017.

Conference Call and Webcast

The Company will hold a conference call at 9 a.m. Central time on Wednesday, January 24, 2018 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing replay PIN number 13675236.

About BOK Financial Corporation
BOK Financial is a $32 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of December 31, 2017 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates, interest rate relationships, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016
ASSETS
Cash and due from banks	$602,510	$547,203	$620,846
Interest-bearing cash and cash equivalents	1,714,544	1,926,779	1,916,651
Trading securities	462,676	614,117	337,628
Investment securities	461,793	466,562	546,145
Available for sale securities	8,321,578	8,383,199	8,676,829
Fair value option securities	755,054	819,531	77,046
Restricted equity securities	320,189	347,542	307,240
Residential mortgage loans held for sale	221,378	275,643	301,897
Loans:
Commercial	10,733,975	10,795,934	10,390,824
Commercial real estate	3,479,987	3,518,142	3,809,046
Residential mortgage	1,973,686	1,945,750	1,949,832
Personal	965,776	947,008	839,958
Total loans	17,153,424	17,206,834	16,989,660
Allowance for loan losses	(230,682)	(247,703)	(246,159)
Loans, net of allowance	16,922,742	16,959,131	16,743,501
Premises and equipment, net	317,335	320,060	325,849
Receivables	442,897	314,251	772,952
Goodwill	447,430	446,697	448,899
Intangible assets, net	28,658	39,013	46,931
Mortgage servicing rights, net	252,867	245,858	247,073
Real estate and other repossessed assets, net	28,437	32,535	44,287
Derivative contracts, net	220,502	352,559	689,872
Cash surrender value of bank-owned life insurance	316,498	314,201	308,430
Receivable on unsettled securities sales	75,980	230,225	7,188
Other assets	359,092	370,409	353,017
TOTAL ASSETS	$32,272,160	$33,005,515	$32,772,281

LIABILITIES AND EQUITY
Deposits:
Demand	$9,243,338	$9,185,481	$9,235,720
Interest-bearing transaction	10,250,393	10,025,084	10,865,105
Savings	469,158	465,225	425,470
Time	2,098,416	2,172,289	2,221,800
Total deposits	22,061,305	21,848,079	22,748,095
Funds purchased	58,628	62,356	57,929
Repurchase agreements	516,335	328,189	668,661
Other borrowings	5,134,897	6,241,275	4,846,072
Subordinated debentures	144,677	144,668	144,640
Accrued interest, taxes, and expense	164,895	152,029	146,704
Due on unsettled securities purchases	151,198	160,781	6,508
Derivative contracts, net	171,963	336,327	664,531
Other liabilities	349,928	217,372	182,784
TOTAL LIABILITIES	28,753,826	29,491,076	29,465,924
Shareholders' equity:
Capital, surplus and retained earnings	3,524,991	3,482,057	3,285,821
Accumulated other comprehensive income (loss)	(29,624)	6,757	(10,967)
TOTAL SHAREHOLDERS' EQUITY	3,495,367	3,488,814	3,274,854
Non-controlling interests	22,967	25,625	31,503
TOTAL EQUITY	3,518,334	3,514,439	3,306,357
TOTAL LIABILITIES AND EQUITY	$32,272,160	$33,005,515	$32,772,281

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
ASSETS
Interest-bearing cash and cash equivalents	$1,976,395	$1,965,645	$2,007,746	$2,087,964	$2,032,785
Trading securities	560,321	491,613	456,028	579,549	476,498
Investment securities	462,869	475,705	499,372	530,936	542,869
Available for sale securities	8,435,916	8,428,353	8,384,057	8,567,049	8,766,555
Fair value option securities	792,647	684,571	476,102	416,524	210,733
Restricted equity securities	337,673	328,677	295,743	312,498	334,114
Residential mortgage loans held for sale	257,927	256,343	245,401	220,325	345,066
Loans:
Commercial	10,751,235	10,827,198	10,604,456	10,414,579	10,228,095
Commercial real estate	3,485,583	3,528,330	3,676,976	3,903,850	3,749,393
Residential mortgage	1,976,860	1,951,385	1,933,091	1,962,759	1,919,296
Personal	967,329	949,750	915,010	854,637	826,804
Total loans	17,181,007	17,256,663	17,129,533	17,135,825	16,723,588
Allowance for loan losses	(246,143)	(250,590)	(251,632)	(249,379)	(246,977)
Total loans, net	16,934,864	17,006,073	16,877,901	16,886,446	16,476,611
Total earning assets	29,758,612	29,636,980	29,242,350	29,601,291	29,185,231
Cash and due from banks	576,737	546,653	530,352	547,104	578,694
Derivative contracts, net	292,961	238,583	248,168	401,886	681,455
Cash surrender value of bank-owned life insurance	315,034	313,079	311,310	309,223	309,532
Receivable on unsettled securities sales	49,219	76,622	79,248	62,641	33,813
Other assets	2,459,552	2,196,253	1,957,143	2,032,844	2,172,351
TOTAL ASSETS	$33,452,115	$33,008,170	$32,368,571	$32,954,989	$32,961,076

LIABILITIES AND EQUITY
Deposits:
Demand	$9,417,351	$9,389,849	$9,338,683	$9,101,763	$9,124,595
Interest-bearing transaction	10,142,744	10,088,522	10,087,640	10,567,475	9,980,132
Savings	466,496	464,130	461,586	441,254	421,654
Time	2,134,469	2,176,820	2,204,422	2,258,930	2,177,035
Total deposits	22,161,060	22,119,321	22,092,331	22,369,422	21,703,416
Funds purchased	63,713	49,774	63,263	55,508	62,004
Repurchase agreements	424,617	361,512	427,353	523,561	560,891
Other borrowings	6,209,903	6,162,641	5,572,031	5,737,955	6,072,150
Subordinated debentures	144,673	144,663	144,654	144,644	144,635
Derivative contracts, net	288,408	221,371	178,695	405,444	682,808
Due on unsettled securities purchases	218,684	145,155	157,438	91,529	77,575
Other liabilities	425,667	319,092	323,373	299,534	321,404
TOTAL LIABILITIES	29,936,725	29,523,529	28,959,138	29,627,597	29,624,883
Total equity	3,515,390	3,484,641	3,409,433	3,327,392	3,336,193
TOTAL LIABILITIES AND EQUITY	$33,452,115	$33,008,170	$32,368,571	$32,954,989	$32,961,076

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31,			Dec. 31,
	2017		2016	2017		2016

Interest revenue	$255,767		$215,737	$972,751		$829,117
Interest expense	38,904		21,539	131,050		81,889
Net interest revenue	216,863		194,198	841,701		747,228
Provision for credit losses	(7,000)		—	(7,000)		65,000
Net interest revenue after provision for credit losses	223,863		194,198	848,701		682,228
Other operating revenue:
Brokerage and trading revenue	33,045		28,500	131,601		138,377
Transaction card revenue[1]	29,536		29,682	119,988		116,452
Fiduciary and asset management revenue	41,767		34,535	162,893		135,477
Deposit service charges and fees[1]	27,685		28,204	112,075		111,499
Mortgage banking revenue	24,362		28,414	104,719		133,914
Other revenue	11,762		12,693	52,168		51,029
Total fees and commissions	168,157		162,028	683,444		686,748
Other gains (losses), net	552		(1,279)	9,004		4,030
Gain (loss) on derivatives, net	(3,045)		(35,815)	779		(15,685)
Loss on fair value option securities, net	(4,238)		(20,922)	(2,733)		(10,555)
Change in fair value of mortgage servicing rights	5,898		39,751	172		(2,193)
Gain (loss) on available for sale securities, net	(488)		(9)	4,428		11,675
Total other operating revenue	166,836		143,754	695,094		674,020
Other operating expense:
Personnel	145,329		141,132	573,408		553,119
Business promotion	7,317		7,344	28,877		26,582
Charitable contributions to BOKF Foundation	2,000		2,000	2,000		2,000
Professional fees and services	15,344		16,828	51,067		56,783
Net occupancy and equipment	22,403		21,470	86,477		80,024
Insurance	6,555		8,705	19,653		32,489
Data processing and communications	38,411		33,691	146,970		131,841
Printing, postage and supplies	3,781		3,998	15,689		15,584
Net losses and operating expenses of repossessed assets	340		1,627	9,687		3,359
Amortization of intangible assets	1,430		1,558	6,779		6,862
Mortgage banking costs	14,331		17,348	52,856		61,387
Other expense	6,746		9,846	32,054		47,560
Total other operating expense	263,987		265,547	1,025,517		1,017,590

Net income before taxes	126,712		72,405	518,278		338,658
Federal and state income taxes	54,347		22,496	182,593		106,377

Net income	72,365		49,909	335,685		232,281
Net income (loss) attributable to non-controlling interests	(127)		(117)	1,041		(387)
Net income attributable to BOK Financial Corporation shareholders	$72,492		$50,026	$334,644		$232,668

Average shares outstanding:
Basic	64,793,005		64,719,018	64,745,364		65,085,627
Diluted	64,843,179		64,787,728	64,806,284		65,143,898

Net income per share:
Basic	$1.11	[2]	$0.76	$5.11	2.00	$3.53
Diluted	$1.11	[2]	$0.76	$5.11	2.00	$3.53

[1]	Checkcard revenue was reclassified from transaction card revenue to deposit service charges and fees.

[2]	EPS decreased $0.18 due to tax reform.

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Capital:
Period-end shareholders' equity	$3,495,367	$3,488,814	$3,422,469	$3,341,744	$3,274,854
Risk weighted assets	$25,733,711	$25,409,728	$25,130,802	$24,901,019	$25,274,848
Risk-based capital ratios:
Common equity tier 1	11.95%	11.90%	11.76%	11.59%	11.21%
Tier 1	11.95%	11.90%	11.76%	11.59%	11.21%
Total capital	13.43%	13.47%	13.36%	13.25%	12.81%
Leverage ratio	9.31%	9.30%	9.27%	8.89%	8.72%
Tangible common equity ratio[1]	9.50%	9.23%	9.24%	8.88%	8.61%

Common stock:
Book value per share	$53.45	$53.30	$52.32	$51.09	$50.12
Tangible book value per share	46.17	45.88	44.87	43.63	42.53
Market value per share:
High	$93.97	$90.69	$88.31	$85.25	$85.00
Low	$79.67	$77.10	$74.09	$73.44	$67.11
Cash dividends paid	$29,328	$28,655	$28,652	$28,646	$28,860
Dividend payout ratio	40.46%	33.46%	32.50%	32.42%	57.69%
Shares outstanding, net	65,394,937	65,456,786	65,416,403	65,408,019	65,337,432

Stock buy-back program:
Shares repurchased	80,000	—	—	—	700,000
Amount	$7,403	$—	$—	$—	$49,021
Average price per share	$92.54	$—	$—	$—	$70.03

Performance ratios (quarter annualized):
Return on average assets	0.86%	1.03%	1.09%	1.09%	0.60%
Return on average equity	8.24%	9.83%	10.46%	10.86%	6.03%
Net interest margin	2.97%	3.01%	2.89%	2.81%	2.69%
Efficiency ratio	66.89%	66.77%	64.61%	65.77%	72.93%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,495,367	$3,488,814	$3,422,469	$3,341,744	$3,274,854
Less: Goodwill and intangible assets, net	476,088	485,710	487,452	488,294	495,830
Tangible common equity	$3,019,279	$3,003,104	$2,935,017	$2,853,450	$2,779,024

Total assets	$32,272,160	$33,005,515	$32,263,532	$32,628,932	$32,772,281
Less: Goodwill and intangible assets, net	476,088	485,710	487,452	488,294	495,830
Tangible assets	$31,796,072	$32,519,805	$31,776,080	$32,140,638	$32,276,451

Tangible common equity ratio	9.50%	9.23%	9.24%	8.88%	8.61%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Other data:
Fiduciary assets	$48,761,477	$45,177,185	$45,089,153	$44,992,920	$42,378,053
Tax equivalent adjustment	$4,131	$4,314	$4,330	$4,428	$4,389
Net unrealized gain (loss) on available for sale securities	$(47,497)	$14,061	$16,041	$(5,537)	$(14,899)

Mortgage banking:
Mortgage production revenue	$7,786	$8,329	$13,840	$8,543	$11,937
Mortgage loans funded for sale	$840,080	$832,796	$902,978	$711,019	$1,189,975
Add: current period-end outstanding commitments	222,919	334,337	362,088	381,732	318,359
Less: prior period end outstanding commitments	334,337	362,088	381,732	318,359	630,804
Total mortgage production volume	$728,662	$805,045	$883,334	$774,392	$877,530

Mortgage loan refinances to mortgage loans funded for sale	47%	38%	33%	44%	63%
Gain on sale margin	1.07%	1.03%	1.57%	1.10%	1.36%
Mortgage servicing revenue	$16,576	$16,561	$16,436	$16,648	$16,477
Average outstanding principal balance of mortgage loans serviced for others	22,054,877	22,079,177	22,055,127	22,006,295	21,924,552
Average mortgage servicing revenue rates	0.30%	0.30%	0.30%	0.31%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(3,057)	$1,025	$3,241	$(528)	$(35,868)
Gain (loss) on fair value option securities, net	(4,238)	661	1,984	(1,140)	(20,922)
Gain (loss) on economic hedge of mortgage servicing rights	(7,295)	1,686	5,225	(1,668)	(56,790)
Gain (loss) on changes in fair value of mortgage servicing rights	5,898	(639)	(6,943)	1,856	39,751
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(1,397)	1,047	(1,718)	188	(17,039)
Net interest revenue on fair value option securities[2]	2,656	2,543	1,965	1,271	114
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$1,259	$3,590	$247	$1,459	$(16,925)
2Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Dec. 31, 2017		Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016

Interest revenue	$255,767		$255,413	$235,181	$226,390	$215,737
Interest expense	38,904		36,961	29,977	25,208	21,539
Net interest revenue	216,863		218,452	205,204	201,182	194,198
Provision for credit losses	(7,000)		—	—	—	—
Net interest revenue after provision for credit losses	223,863		218,452	205,204	201,182	194,198
Other operating revenue:
Brokerage and trading revenue	33,045		33,169	31,764	33,623	28,500
Transaction card revenue[1]	29,536		32,844	30,228	27,380	29,682
Fiduciary and asset management revenue	41,767		40,687	41,808	38,631	34,535
Deposit service charges and fees[1]	27,685		28,191	28,422	27,777	28,204
Mortgage banking revenue	24,362		24,890	30,276	25,191	28,414
Other revenue	11,762		13,670	14,984	11,752	12,693
Total fees and commissions	168,157		173,451	177,482	164,354	162,028
Other gains (losses), net	552		(1,283)	6,108	3,627	(1,279)
Gain (loss) on derivatives, net	(3,045)		1,033	3,241	(450)	(35,815)
Gain (loss) on fair value option securities, net	(4,238)		661	1,984	(1,140)	(20,922)
Change in fair value of mortgage servicing rights	5,898		(639)	(6,943)	1,856	39,751
Gain (loss) on available for sale securities, net	(488)		2,487	380	2,049	(9)
Total other operating revenue	166,836		175,710	182,252	170,296	143,754
Other operating expense:
Personnel	145,329		147,910	143,744	136,425	141,132
Business promotion	7,317		7,105	7,738	6,717	7,344
Contribution to BOKF Foundation	2,000		—	—	—	2,000
Professional fees and services	15,344		11,887	12,419	11,417	16,828
Net occupancy and equipment	22,403		21,325	21,125	21,624	21,470
Insurance	6,555		6,005	689	6,404	8,705
Data processing and communications	38,411		37,327	36,330	34,902	33,691
Printing, postage and supplies	3,781		3,917	4,140	3,851	3,998
Net losses and operating expenses of repossessed assets	340		6,071	2,267	1,009	1,627
Amortization of intangible assets	1,430		1,744	1,803	1,802	1,558
Mortgage banking costs	14,331		13,450	12,072	13,003	17,348
Other expense	6,746		9,193	8,558	7,557	9,846
Total other operating expense	263,987		265,934	250,885	244,711	265,547
Net income before taxes	126,712		128,228	136,571	126,767	72,405
Federal and state income taxes	54,347		42,438	47,705	38,103	22,496
Net income	72,365		85,790	88,866	88,664	49,909
Net income (loss) attributable to non-controlling interests	(127)		141	719	308	(117)
Net income attributable to BOK Financial Corporation shareholders	$72,492		$85,649	$88,147	$88,356	$50,026

Average shares outstanding:
Basic	64,793,005		64,742,822	64,729,752	64,715,964	64,719,018
Diluted	64,843,179		64,805,172	64,793,134	64,783,737	64,787,728
Net income per share:
Basic	$1.11	2.00	$1.31	$1.35	$1.35	$0.76
Diluted	$1.11	2.00	$1.31	$1.35	$1.35	$0.76

[1]	Checkcard revenue was reclassified from transaction card revenue to deposit service charges and fees.

[2]	EPS decreased $0.18 due to tax reform.

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Commercial:
Services	$2,986,949	$2,967,513	$2,958,827	$3,013,375	$3,108,990
Energy	2,930,156	2,867,981	2,847,240	$2,537,112	2,497,868
Healthcare	2,314,753	2,239,451	2,221,518	2,265,604	2,201,916
Wholesale/retail	1,471,256	1,658,098	1,543,695	1,506,243	1,576,818
Manufacturing	496,774	519,446	546,137	543,430	514,975
Other commercial and industrial	534,087	543,445	520,538	461,346	490,257
Total commercial	10,733,975	10,795,934	10,637,955	10,327,110	10,390,824

Commercial real estate:
Multifamily	980,017	999,009	952,380	922,991	903,272
Office	831,770	797,089	862,973	860,889	798,888
Retail	691,532	725,865	722,805	745,046	761,888
Industrial	573,014	591,080	693,635	871,463	871,749
Residential construction and land development	117,245	112,102	141,592	135,994	135,533
Other real estate	286,409	292,997	315,207	334,680	337,716
Total commercial real estate	3,479,987	3,518,142	3,688,592	3,871,063	3,809,046

Residential mortgage:
Permanent mortgage	1,043,435	1,013,965	989,040	977,743	1,006,820
Permanent mortgages guaranteed by U.S. government agencies	197,506	187,370	191,729	204,181	199,387
Home equity	732,745	744,415	758,429	764,350	743,625
Total residential mortgage	1,973,686	1,945,750	1,939,198	1,946,274	1,949,832

Personal	965,776	947,008	917,900	847,459	839,958

Total	$17,153,424	$17,206,834	$17,183,645	$16,991,906	$16,989,660

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016

Bank of Oklahoma:
Commercial	$3,238,720	$3,408,973	$3,369,967	$3,189,183	$3,370,259
Commercial real estate	682,037	712,915	667,932	691,332	684,381
Residential mortgage	1,435,432	1,405,900	1,398,021	1,404,054	1,407,197
Personal	342,212	322,320	318,016	310,708	303,823
Total Bank of Oklahoma	5,698,401	5,850,108	5,753,936	5,595,277	5,765,660

Bank of Texas:
Commercial	4,520,401	4,434,595	4,339,634	4,148,316	4,022,455
Commercial real estate	1,261,864	1,236,702	1,360,164	1,452,988	1,415,011
Residential mortgage	233,675	229,993	232,074	231,647	233,981
Personal	375,084	375,173	354,222	312,092	306,748
Total Bank of Texas	6,391,024	6,276,463	6,286,094	6,145,043	5,978,195

Bank of Albuquerque:
Commercial	343,296	367,747	369,370	407,403	399,256
Commercial real estate	341,282	319,208	324,405	307,927	284,603
Residential mortgage	98,018	101,983	103,849	106,432	108,058
Personal	11,721	12,953	12,439	11,305	11,483
Total Bank of Albuquerque	794,317	801,891	810,063	833,067	803,400

Bank of Arkansas:
Commercial	95,644	91,051	85,020	88,010	86,577
Commercial real estate	87,393	80,917	73,943	74,469	73,616
Residential mortgage	6,596	6,318	6,395	6,829	7,015
Personal	9,992	10,388	11,993	6,279	6,524
Total Bank of Arkansas	199,625	188,674	177,351	175,587	173,732

Colorado State Bank & Trust:
Commercial	1,130,714	1,124,200	1,065,780	998,216	1,018,208
Commercial real estate	174,201	186,427	255,379	266,218	265,264
Residential mortgage	63,350	63,734	63,346	62,313	59,631
Personal	63,115	60,513	56,187	49,523	50,372
Total Colorado State Bank & Trust	1,431,380	1,434,874	1,440,692	1,376,270	1,393,475

Bank of Arizona:
Commercial	687,792	634,809	617,759	643,222	686,253
Commercial real estate	660,094	706,188	705,858	737,088	747,409
Residential mortgage	41,771	40,730	37,034	36,737	36,265
Personal	57,140	55,050	55,528	51,386	52,553
Total Bank of Arizona	1,446,797	1,436,777	1,416,179	1,468,433	1,522,480

Mobank (Kansas City):
Commercial	717,408	734,559	790,425	852,760	807,816
Commercial real estate	273,116	275,785	300,911	341,041	338,762
Residential mortgage	94,844	97,092	98,479	98,262	97,685
Personal	106,512	110,611	109,515	106,166	108,455
Total Mobank (Kansas City)	1,191,880	1,218,047	1,299,330	1,398,229	1,352,718

TOTAL BOK FINANCIAL	$17,153,424	$17,206,834	$17,183,645	$16,991,906	$16,989,660

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Bank of Oklahoma:
Demand	$3,885,008	$4,061,612	$4,353,421	$4,320,666	$3,993,170
Interest-bearing:
Transaction	5,901,293	5,909,259	5,998,787	6,114,288	6,345,536
Savings	265,870	265,023	263,664	265,014	241,696
Time	1,092,133	1,131,547	1,170,014	1,189,144	1,118,355
Total interest-bearing	7,259,296	7,305,829	7,432,465	7,568,446	7,705,587
Total Bank of Oklahoma	11,144,304	11,367,441	11,785,886	11,889,112	11,698,757

Bank of Texas:
Demand	3,239,098	3,094,184	3,121,890	3,091,258	3,137,009
Interest-bearing:
Transaction	2,397,071	2,272,987	2,272,185	2,317,576	2,388,812
Savings	93,620	93,400	91,491	89,640	83,101
Time	502,879	521,072	502,128	511,037	535,642
Total interest-bearing	2,993,570	2,887,459	2,865,804	2,918,253	3,007,555
Total Bank of Texas	6,232,668	5,981,643	5,987,694	6,009,511	6,144,564

Bank of Albuquerque:
Demand	663,353	659,793	612,117	593,117	627,979
Interest-bearing:
Transaction	552,393	551,884	558,523	623,677	590,571
Savings	55,647	53,532	54,136	53,683	49,963
Time	216,743	224,773	229,616	233,506	238,408
Total interest-bearing	824,783	830,189	842,275	910,866	878,942
Total Bank of Albuquerque	1,488,136	1,489,982	1,454,392	1,503,983	1,506,921

Bank of Arkansas:
Demand	30,384	31,442	40,511	42,622	26,389
Interest-bearing:
Transaction	85,095	126,746	129,848	106,804	105,232
Savings	1,881	1,876	2,135	2,304	2,192
Time	14,045	14,434	14,876	15,067	16,696
Total interest-bearing	101,021	143,056	146,859	124,175	124,120
Total Bank of Arkansas	131,405	174,498	187,370	166,797	150,509

Colorado State Bank & Trust:
Demand	633,714	540,300	577,617	601,778	576,000
Interest-bearing:
Transaction	657,629	628,807	626,343	610,510	616,679
Savings	35,223	34,776	35,651	37,801	32,866
Time	224,962	231,927	228,458	234,740	242,782
Total interest-bearing	917,814	895,510	890,452	883,051	892,327
Total Colorado State Bank & Trust	1,551,528	1,435,810	1,468,069	1,484,829	1,468,327

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Bank of Arizona:
Demand	334,701	335,740	366,866	342,854	366,755
Interest-bearing:
Transaction	274,846	174,010	154,457	180,254	305,099
Savings	3,343	4,105	3,638	3,858	2,973
Time	20,394	20,831	19,911	26,112	27,765
Total interest-bearing	298,583	198,946	178,006	210,224	335,837
Total Bank of Arizona	633,284	534,686	544,872	553,078	702,592

Mobank (Kansas City):
Demand	457,080	462,410	496,473	514,278	508,418
Interest-bearing:
Transaction	382,066	361,391	346,996	406,105	513,176
Savings	13,574	12,513	13,603	13,424	12,679
Time	27,260	27,705	31,119	34,242	42,152
Total interest-bearing	422,900	401,609	391,718	453,771	568,007
Total Mobank (Kansas City)	879,980	864,019	888,191	968,049	1,076,425

TOTAL BOK FINANCIAL	$22,061,305	$21,848,079	$22,316,474	$22,575,359	$22,748,095

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	1.27%	1.29%	1.04%	0.82%	0.55%
Trading securities	3.38%	3.47%	3.23%	3.87%	3.91%
Investment securities:
Taxable	5.31%	5.31%	5.34%	5.44%	5.39%
Tax-exempt	2.69%	2.60%	2.51%	2.45%	2.33%
Total investment securities	3.98%	3.86%	3.76%	3.70%	3.60%
Available for sale securities:
Taxable	2.19%	2.16%	2.09%	2.02%	1.98%
Tax-exempt	5.41%	5.27%	6.09%	5.37%	5.27%
Total available for sale securities	2.21%	2.17%	2.11%	2.05%	2.00%
Fair value option securities	2.90%	2.97%	2.92%	2.27%	0.99%
Restricted equity securities	5.87%	5.87%	5.95%	5.52%	5.45%
Residential mortgage loans held for sale	3.72%	3.36%	3.92%	3.35%	3.31%
Loans	4.29%	4.31%	4.03%	3.88%	3.67%
Allowance for loan losses
Loans, net of allowance	4.35%	4.38%	4.09%	3.94%	3.72%
Total tax-equivalent yield on earning assets	3.49%	3.50%	3.30%	3.15%	2.98%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.35%	0.32%	0.26%	0.20%	0.16%
Savings	0.07%	0.08%	0.08%	0.08%	0.09%
Time	1.17%	1.16%	1.11%	1.09%	1.12%
Total interest-bearing deposits	0.48%	0.45%	0.40%	0.35%	0.32%
Funds purchased	0.90%	0.92%	0.61%	0.47%	0.28%
Repurchase agreements	0.18%	0.15%	0.06%	0.02%	0.02%
Other borrowings	1.36%	1.29%	1.09%	0.83%	0.61%
Subordinated debt	5.55%	5.68%	5.55%	5.68%	5.51%
Total cost of interest-bearing liabilities	0.79%	0.75%	0.63%	0.52%	0.44%
Tax-equivalent net interest revenue spread	2.70%	2.75%	2.67%	2.63%	2.54%
Effect of noninterest-bearing funding sources and other	0.27%	0.26%	0.22%	0.18%	0.15%
Tax-equivalent net interest margin	2.97%	3.01%	2.89%	2.81%	2.69%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Nonperforming assets:
Nonaccruing loans:
Commercial	$137,303	$176,900	$197,157	$156,825	$178,953
Commercial real estate	2,855	2,975	3,775	4,475	5,521
Residential mortgage	47,447	45,506	44,235	46,081	46,220
Personal	269	255	272	235	290
Total nonaccruing loans	187,874	225,636	245,439	207,616	230,984
Accruing renegotiated loans guaranteed by U.S. government agencies	73,994	69,440	80,624	83,577	81,370
Real estate and other repossessed assets:	28,437	32,535	39,436	42,726	44,287
Total nonperforming assets	$290,305	$327,611	$365,499	$333,919	$356,641
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$207,132	$249,280	$275,823	$240,234	$263,425

Nonaccruing loans by loan portfolio sector:
Commercial:
Energy	$92,284	$110,683	$123,992	$110,425	$132,499
Services	2,620	1,174	7,754	7,713	8,173
Healthcare	14,765	24,446	24,505	909	825
Wholesale/retail	2,574	1,893	10,620	11,090	11,407
Manufacturing	5,962	9,059	9,656	5,907	4,931
Other commercial and industrial	19,098	29,645	20,630	20,781	21,118
Total commercial	137,303	176,900	197,157	156,825	178,953
Commercial real estate:
Construction and land development	1,832	1,924	2,051	2,616	3,433
Retail	276	289	301	314	326
Office	275	275	396	413	426
Multifamily	—	—	10	24	38
Industrial	—	—	—	76	76
Other commercial real estate	472	487	1,017	1,032	1,222
Total commercial real estate	2,855	2,975	3,775	4,475	5,521
Residential mortgage:
Permanent mortgage	25,193	24,623	23,415	24,188	22,855
Permanent mortgage guaranteed by U.S. government agencies	9,179	8,891	9,052	10,108	11,846
Home equity	13,075	11,992	11,768	11,785	11,519
Total residential mortgage	47,447	45,506	44,235	46,081	46,220
Personal	269	255	272	235	290
Total nonaccruing loans	$187,874	$225,636	$245,439	$207,616	$230,984

CREDIT QUALITY INDICATORS BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016

Performing loans 90 days past due[1]	$633	$253	$1,414	$95	$5

Gross charge-offs	$(14,749)	$(5,825)	$(2,872)	$(2,153)	$(1,651)
Recoveries	3,061	2,437	1,214	2,900	2,813
Net recoveries (charge-offs)	$(11,688)	$(3,388)	$(1,658)	$747	$1,162

Provision for credit losses	$(7,000)	$—	$—	$—	$—

Allowance for loan losses to period end loans	1.34%	1.44%	1.46%	1.46%	1.45%
Combined allowance for credit losses to period end loans	1.37%	1.47%	1.49%	1.52%	1.52%
Nonperforming assets to period end loans and repossessed assets	1.69%	1.90%	2.12%	1.96%	2.09%
Net charge-offs (annualized) to average loans	0.27%	0.08%	0.04%	(0.02)%	(0.03)%
Allowance for loan losses to nonaccruing loans[1]	129.09%	114.28%	105.78%	125.92%	112.33%
Combined allowance for credit losses to nonaccruing loans[1]	131.18%	116.78%	108.51%	130.70%	117.46%

[1] Excludes residential mortgage loans guaranteed by agencies of the U.S. government.